EXHIBIT 99.1

Contacts:
Investors:	Media:
Risa Fisher	Michael Heinley
rfisher@webmd.net	mheinley@webmd.net
212-624-3817	212-624-3926

WEBMD HEALTH CORP. ANNOUNCES INTENTION TO COMMENCE TENDER OFFER

TO REPURCHASE UP TO 2,000,000 SHARES OF ITS COMMON STOCK

NEW YORK, NY (August 5, 2014) – WebMD Health Corp. (Nasdaq: WBMD) announced today that it intends to commence, within the next week and after filing its Quarterly Report on Form 10-Q for the second quarter, a tender offer to purchase up to 2,000,000 shares of its common stock at a price of $48.50 per share. The number of shares proposed to be purchased in the tender offer represents approximately 5.1% of WebMD’s currently outstanding common shares (including outstanding shares of unvested restricted stock). The closing price of WebMD’s common stock on August 5, 2014 was $47.95 per share.

WebMD has approximately $785 million in cash and cash equivalents, a portion of which will be used to fund the tender offer. The Board of Directors of WebMD has determined to commence the tender offer in order to provide liquidity to its stockholders by permitting them the opportunity to tender shares of WebMD common stock for cash in accordance with the terms of the offer to purchase that will be filed with the Securities and Exchange Commission.

None of WebMD, its Board of Directors, or the information agent for the tender offer will make any recommendations to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must decide how many shares they will tender, if any.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF WEBMD HEALTH CORP. COMMON STOCK. THE TENDER OFFER FOR SHARES OF WEBMD HEALTH CORP. COMMON STOCK DESCRIBED IN THIS PRESS RELEASE HAS NOT YET COMMENCED. THE TENDER OFFER WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT WEBMD INTENDS TO DISTRIBUTE TO ITS STOCKHOLDERS AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT WEBMD INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CALLING THE INFORMATION AGENT (TO BE IDENTIFIED AT THE TIME THE OFFER IS MADE) FOR THE TENDER OFFER. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About WebMD

WebMD Health Corp. (NASDAQ: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications.

The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, eMedicineHealth, RxList, Medscape Education and other owned WebMD sites.

*****************************

All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding the expected timing of the tender offer described in this press release. These statements speak only as of the date of this press release and are based on WebMD’s current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to changes in financial markets, economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries and changes in facts and circumstances and other uncertainties concerning the completion of the tender offer. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

2